Exhibit 99.1

Albireo Reports Topline Results from Phase 2 Trial of Elobixibat in NAFLD/NASH

‒ Achieved primary endpoint ‒

‒ Unremarkable results in key NASH measures ‒

‒ Company discontinuing further development ‒

BOSTON — August 18, 2020 — Albireo Pharma, Inc. (Nasdaq: ALBO), a clinical-stage orphan pediatric liver disease company developing novel bile acid modulators, today announced topline results from the Phase 2 proof- of-concept clinical trial evaluating elobixibat, its ileal bile acid transporter (IBAT) inhibitor currently approved in Japan for chronic constipation, for the treatment of nonalcoholic fatty liver disease (NAFLD) and nonalcoholic steatohepatitis (NASH). Following promising results in preclinical studies, the Phase 2 study achieved the primary endpoint of reduction of low-density lipoprotein cholesterol (LDL-C) but did not achieve proof-of- concept for other key NASH measures.

Elobixibat achieved the primary endpoint of a reduction in LDL-C with a clinically meaningful effect of -20.5 mg/dL in serum LDL-C compared to -11.1 mg/dL, elobixibat vs. placebo (p<0.022). These reductions were in addition to lipid lowering treatment where 56.5% of the elobixibat and 45.8% of the placebo patients were on stable lipid lowering therapy at baseline. Liver fat reduction in the elobixibat group was -2.6% as measured by MRI PDFF. The baseline alanine aminotransferase (ALT) levels were within the normal range and there was no meaningful change observed in the study. Overall elobixibat was well tolerated, with adverse event incidence similar to placebo and with no serious adverse events or discontinuations due to treatment. The study showed an acceptable gastrointestinal tolerability with 3 of 23 elobixibat patients reporting mild to moderate transient diarrhea attributable to drug treatment.

The proof-of-concept Phase 2, multicenter, placebo-controlled trial enrolled 47 patients across 15 U.S. sites, and was designed to assess the safety and efficacy of a once-daily 5 mg dose of elobixibat over 16 weeks in adult patients with biopsy-confirmed NASH or a diagnosis of suspected NAFLD or NASH based on metabolic syndrome definitions. The primary endpoint was change from baseline in LDL-C. Secondary endpoints included change in liver fat by imaging, and in ALT and aspartate aminotransferase levels. Exploratory endpoints included measures of glucose and insulin homeostasis, which are biomarkers for inflammation and fibrosis.

“We wanted to investigate the potential of elobixibat in NASH and allocated minimal resources to an exploratory Phase 2 study. Based on the results of this study, we have made the decision not to pursue further development of elobixibat in NASH,” said Ron Cooper, President and Chief Executive Officer of Albireo. “Our main focus continues to be on odevixibat in rare pediatric liver diseases and we look forward to our Phase 3 topline data in the coming weeks.”

Albireo is focused and remains on track with several milestones for the remainder of 2020, including topline results from the PEDFIC 1 pivotal Phase 3 trial of odevixibat in progressive familial intrahepatic cholestasis (PFIC), potential regulatory approval, issuance of a rare pediatric disease priority review voucher and odevixibat launch anticipated in the second half of 2021. Other anticipated events include initiation of a pivotal Phase 3 trial of odevixibat in Alagille syndrome by the end of 2020, and continued enrollment of patients in the BOLD pivotal Phase 3 trial of odevixibat in biliary atresia. Albireo also continues to progress development of a new preclinical candidate and expects to complete IND-enabling studies this year.

About Elobixibat
Elobixibat is a first-in-class, once-daily, oral ileal bile acid transporter (IBAT) inhibitor and is approved in Japan for the treatment of patients with chronic constipation (excluding constipation caused by organic disease). It is marketed and sold in Japan under the trade name GOOFICE®.

About Albireo

Albireo Pharma is a clinical-stage biopharmaceutical company focused on the development of novel bile acid modulators to treat orphan pediatric liver diseases, and other liver and gastrointestinal diseases and disorders. Albireo’s lead product candidate, odevixibat, is being developed to treat rare pediatric cholestatic liver diseases and is in Phase 3 development in progressive familial intrahepatic cholestasis (PFIC) and biliary atresia, with a third Phase 3 trial being planned in Alagille syndrome.

Albireo was spun out from AstraZeneca in 2008. Albireo Pharma is located in Boston, Mass., and its key operating subsidiary is located in Gothenburg, Sweden. The Boston Business Journal named Albireo one of the 2020 Best Places to Work in Massachusetts for the second consecutive year. For more information on Albireo, please visit www.albireopharma.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things: the plans for, or progress, scope, cost, initiation, duration, enrollment, results or timing for availability of results of, development of odevixibat or any other Albireo product candidate or program, including regarding expectations regarding the impact of COVID-19 on our business and our ability to adapt our approach as appropriate; the Phase 3 clinical program for odevixibat in patients with PFIC, the pivotal trial for odevixibat in biliary atresia (BOLD), the planned pivotal trial for odevixibat in Alagille syndrome and Phase 2 trial for elobixibat being conducted through EA Pharma in Japan; the target indication(s) for development or approval, the size, design, population, location, conduct, cost, objective, enrollment, duration or endpoints of any clinical trial, or the timing for initiation or completion of or availability or reporting of results from any clinical trial, including the Phase 3 PFIC trial for odevixibat, and the long-term open-label extension study, the pivotal trial for odevixibat in biliary atresia, the planned pivotal trial for odevixibat in Alagille syndrome; the potential approval and commercialization of odevixibat; discussions with the FDA or EMA regarding our programs; the potential benefits or competitive position of odevixibat, elobixibat, or any other Albireo product candidate or program or the commercial opportunity in any target indication; the potential benefits of an orphan drug designation; the period for which Albireo’s cash resources will be sufficient to fund its operating requirements (runway); or Albireo’s plans, expectations or future operations, financial position, revenues, costs or expenses. Albireo often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” and similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: negative impacts of the COVID-19 pandemic, including on manufacturing, supply, conduct or initiation of clinical trials, or other aspects of our business; whether favorable findings from clinical trials of odevixibat to date, including findings in indications other than PFIC, will be predictive of results from the trials comprising the Phase 3 PFIC program or any other clinical trials of odevixibat; whether either or both of the FDA and EMA will determine that the primary endpoint for their respective evaluations and treatment duration of the double-blind Phase 3 trial in patients with PFIC are sufficient, even if the primary endpoint is met with statistical significance, to support approval of odevixibat in the United States or the European Union, to treat PFIC, a symptom of PFIC, a specific PFIC subtype(s) or otherwise; the outcome and interpretation by regulatory authorities of the ongoing third-party study pooling and analyzing of long-term PFIC patient data; the timing for initiation or completion of, or for availability of data from, clinical trials of odevixibat, including the trials comprising the Phase 3 PFIC program, the pivotal program in biliary atresia or the planned pivotal program in Alagille syndrome, and the outcomes of such trials; Albireo’s ability to obtain coverage, pricing or reimbursement for approved products in the United States or European Union; delays or other challenges in the recruitment of patients for, or the conduct of, the double-blind Phase 3 trial or other pivotal trials; and Albireo’s critical accounting policies. These and other risks and uncertainties that Albireo faces are described in greater detail under the heading “Risk Factors” in Albireo’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Albireo faces, the results or events indicated by any forward-looking statement may not occur. Albireo cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Albireo’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Albireo disclaims any obligation to update any forward-looking statement, except as required by applicable law.

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Investor Contact: Hans Vitzthum, LifeSci Advisors, LLC, 617-430-7578

Media Contact: Claire LaCagnina, 6 Degrees, 315-765-1462, clacagnina@6degreespr.com

Source: Albireo Pharma, Inc.